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                                                                  Exhibit 10.23

                         AMENDED AND RESTATED AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT (the "Agreement") is made as of the 1st day of May, 1996, between SHONEY'S, INC., a Tennessee corporation, whose principal place of business is located at 1727 Elm Hill Pike, Nashville, Tennessee 37210 (the "Company"), and CHARLES E. PORTER, a resident of Davidson County, Tennessee, whose address is 12212 Old Hickory Boulevard, Hermitage, Tennessee 37076 (the "Executive").


                              W I T N E S S E T H:


         WHEREAS, Company and Executive previously have entered into an Employment Agreement, dated as of January 17, 1995 (the "Employment Agreement"), pursuant to which Company employed Executive as its President in accordance with its terms; and

         WHEREAS, Executive indicated his desire to retire as President of the Company effective January 31, 1996 and as an employee of the Company as of May 1, 1996; and

         WHEREAS, Company desires to retain Executive as a consultant for a period of one year following the effective date of his retirement and Executive desires to be retained to provide such consulting services;

         WHEREAS, Company and Executive now wish to amend and restate the Employment Agreement and modify the terms thereof as set forth herein in order to reflect their modified agreement;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, Company and Executive hereby agree as follows:

         1.      TERM OF RETENTION.

                 1.1. RETENTION. Company hereby retains Executive, and Executive hereby agrees to be retained by Company, for the Consulting Term (as hereinafter defined).

                 1.2. CONSULTING TERM. The "Consulting Term" shall mean the period commencing on the date of this Agreement and ending on April 30, 1997. The Consulting Term shall not be extended or renewed.
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         2.      DUTIES OF EXECUTIVE; NONDISCLOSURE; NONCOMPETE.

                 2.1. GENERAL DUTIES. Executive is hereby employed as a special consultant to the Chairman of the Board and Chief Executive Officer of Company with such duties and responsibilities as Company's Chairman of the Board and Chief Executive Officer may designate.

                 2.2. DEVOTION OF TIME TO COMPANY'S BUSINESS. Throughout the Consulting Term: (a) Executive will be available to provide advice to Company and to work on such special assignments as are designated by the Chairman of the Board of Company that are consistent with the responsibilities exercised by Executive during his tenure with the Company; and (b) Executive may accept employment with another company so long as such employment (i) does not interfere with Executive's obligations to provide advice and to work on special assignments; and (ii) does not violate the provisions of either Section
2.3 or Section 2.4 hereof.

                 2.3. DISCLOSURE OF INFORMATION. Executive recognizes and acknowledges that, as a result of his prior employment by Company and his retention as a consultant, he has and may continue to become familiar with and acquire knowledge of confidential information and certain trade secrets that are valuable, special, and unique assets of Company. Executive agrees that any such confidential information and trade secrets are the property of Company. Therefore, Executive agrees that, for and during the entire Consulting Term, any such confidential information and trade secrets shall be considered to be proprietary to Company and kept as the private records of Company and will not be divulged to any firm, individual, or institution except pursuant to and within the course and scope of the services that Executive is to provide hereunder. Further, upon termination of this Agreement for any reason whatsoever, Executive agrees that he will continue to treat as private and proprietary to Company any such confidential information and trade secrets and will not release any such confidential information and trade secrets to any person, firm, or institution, or use them to the detriment of Company. The parties agree that nothing in this Agreement shall be construed as prohibiting Company from pursuing any remedies available to it for any breach or threatened breach of this Section 2.3, including, without limitation, the recovery of damages from Executive or any person or entity acting in concert with Executive.

                 2.4. COVENANT NOT TO COMPETE. Executive acknowledges that Company's business is built upon the confidence of its customers, suppliers, employees, and the general public, and that Executive will acquire confidential knowledge that should not be divulged or used for his own benefit. Executive covenants and agrees that during the Consulting Term, he will not engage in, own, manage, operate, control, or participate in any food service business that conducts or franchises activities which are the same as or similar to any of the restaurant concepts and operations of Company as an employer, employee, principal, partner, director, agent, consultant, or otherwise, directly or indirectly, anywhere in the United States of America, without the prior





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express written consent of the Chairman of the Board and Chief Executive
Officer of the Company. Executive understands and acknowledges that his violation of this covenant not to compete would cause irreparable harm to Company and Company would be entitled to seek an injunction by any court of competent jurisdiction enjoining and restraining Executive and each and every other person concerned from any employment, service, or other act prohibited by this Agreement. Executive and Company recognize and acknowledge that the area and time limitations contained in this Agreement are reasonable. In addition, Executive and Company recognize and acknowledge that the area and time limitations are properly required for the protection of the business interests of Company due to Executive's status and reputation in the industry and the knowledge to be acquired by Executive through his association with Company's business and the public's close identification of Executive with Company and Company with Executive. The parties agree that nothing in this Agreement shall be construed as prohibiting Company from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including, without limitation, the recovery of damages from Executive or any other person or entity acting in concert with Executive. Executive also agrees that, in the event he breaches this covenant not to compete, Executive will pay reasonable attorney's fees and expenses incurred by Company in enforcing this covenant not to compete. Executive acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, Executive will receive employment by Company in accordance with this Agreement as well as the Company's agreement to be bound by the terms of this Agreement. Company acknowledges that Executive's execution of this Agreement and agreement with the terms of this covenant not to compete is consideration for Company's agreement to employ Executive pursuant to this Agreement. If any part of this covenant not to compete is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by Executive. In addition to any other remedies that the parties may have at law or in equity, Executive and Company agree that, in the event of a breach by Executive of the provisions of either Section 2.3 or Section 2.4 hereof, damages to Company would be difficult to determine and, in the event of such breach by Executive, Company shall be released from its obligation to make any further payments to Executive under Section 3.1 hereof.

         3.      COMPENSATION; RETIREMENT BENEFITS.

                 3.1. FEE. As compensation for his services hereunder, Executive shall receive a consulting fee per annum of $300,000, payable commencing as of May 1, 1996 and ending on April 30, 1997 in accordance with the general payroll practices of Company.

                 3.2. OTHER BENEFIT PROGRAMS. Effective with Executive's retirement as of May 1, 1996, Executive acknowledges and agrees that, except as expressly set forth herein, Executive's right to participate in all employee benefit, bonus, stock option and similar programs, including,





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without limitation, programs of insurance, automobile plans, deferred compensation arrangements, and all other benefits made available by Company to its personnel ceased effective as of that date.

                 3.3. RETIREMENT BENEFITS. By reason of Executive's retirement, effective May 1, 1996, Executive is entitled to, and shall receive the following:

         (a) the right, upon compliance with all applicable requirements (including payment of premiums), to receive continuation coverage under the Company's health insurance plan pursuant to COBRA (Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended and Section 4980B of the Internal Revenue Code of 1986, as amended);

         (b) the right, subject to all applicable requirements, to convert the total amount of Executive's life insurance in force on April 30, 1996 to a term life or whole life insurance policy;

         (c) payments of $2,500 for 120 consecutive months, commencing May 1, 1997, pursuant to the Company's Salary Continuation Plan, with the balance of any unpaid installments to be continued to the Executive's designated beneficiary in the event the Executive were to die prior to all 120 payments being made;

         (d) a lump sum distribution on the last business day of August, 1997 pursuant to the Company's Supplemental Executive Retirement Plan ("SERP"), the amount of such distribution to be determined under Sections 3.03, 3.04 and 4.19 of the SERP; and

         (e) a return of all contributions currently in Executive's account under the Company's Employee Stock Purchase Plan.

         4. ACKNOWLEDGEMENT OF BENEFITS AND RELEASE. In consideration of the Company's entering into this Agreement with Executive, the Executive irrevocably and unconditionally releases, acquits, and forever discharges the Company and its officers, agents, representatives, employees, divisions, successors, assigns, and all persons acting on behalf of, through, or at the direction of the Company from any and all charges, complaints, claims, demands, liabilities, controversies, costs, losses, expenses and causes of action, including actual or potential attorneys' fees and costs, whether based on law, statutes, contract, tort, or otherwise, known and unknown, which the Executive now has, claims to have, or otherwise has accrued to the Executive, his heirs, executors, administrators, legal representatives, successors or assigns, arising out of or related to the Employment Agreement or Executive's employment with the Company or the termination of that employment. This release includes but is not limited to claims arising under federal, state or local law, regulation, or policy prohibiting employment discrimination based on age, including the Age Discrimination in Employment Act, or





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discrimination based on race, sex, national origin, religion, disability, wrongful termination of employment, or any claims growing out of or based on other statutes or legal restrictions on the Company's rights to terminate its employees. The consideration mentioned above is accepted by Executive in full compromise, settlement, and satisfaction of all claims for damages, equitable relief, costs, attorneys' fees or other sums allegedly due based on, arising out of, relating to or in connection with any alleged employment action, interference with contract, or discrimination by the Company. As part of the consideration for the payment of the above sum of money, Executive, for himself, his heirs, executors, administrators, legal representatives, successors and assigns has agreed to and does hereby indemnify and hold harmless each and all of the parties hereby released from any and all claims, demands, actions and causes of action of whatsoever nature or character which have been or which may hereafter be asserted by any agency, person, firm or corporation whomsoever claiming by, through or under Executive for back wages, damages, or other relief claimed to be due as a result of the claims released herein.

         5. DEATH OF EXECUTIVE. In the event Executive dies during the Consulting Term, upon Executive's death, Executive's estate shall be entitled to receive all fees that would have been payable to Executive pursuant to
Section 3.1 following Executive's death had Executive not died. The entitlement (and extent thereof) of Executive's estate or designated beneficiary to any of the retirement benefits made available to Executive pursuant to Section 3.3 shall be determined by the particular plan pursuant to which such benefits are payable and/or made available if not otherwise specified in this Agreement.

         6.      GENERAL PROVISIONS.

                 6.1. NOTICES. Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (to the attention of the Secretary in the case of notices to Company), but each party may change such address by written notice in accordance with this Section 6.1. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of the second day following deposit in the United States Mail.

                 6.2. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements (including, without limitation, the Employment Agreement, which is hereby wholly terminated and cancelled upon execution of this Agreement), either oral or in writing, between the parties hereto with respect to the employment of Executive by Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement shall be valid or





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binding unless in writing and signed by the party against whom enforcement of such agreement is sought. Any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement of such modification is sought.

                 6.3. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                 6.4. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                 6.5. WAIVER OF JURY TRIAL. Company and Executive hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, and agree that any such action or proceeding shall be tried before a court and not a jury. Executive and Company hereby agree that any action or proceeding to enforce any claim arising out of this Agreement shall be brought and maintained in any state or federal court having subject matter jurisdiction and located in Nashville, Tennessee. Executive irrevocably waives, to the fullest extent permitted by law, any objection that he may have or hereafter have to the laying of the venue of any such action or proceeding brought in any court located in Nashville, Tennessee, and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

                 6.6. MISCELLANEOUS. Failure or delay of either party to insist upon compliance with any provision hereof will not operate as and is not to be construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement will not operate and is not to be construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. Executive acknowledges and represents that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

         IN WITNESS WHEREOF, Executive has hereunto affixed his hand and Company has caused this Agreement to be executed by its duly authorized officer or representative as of the day and year first above written.

                                          SHONEY'S, INC.





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                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------



                                        ----------------------------------------
                                                    CHARLES E. PORTER





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